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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  October 11, 2000


                       APPLIED MICRO CIRCUITS CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



       000-23193                                     94-2586591
 (Commission File No.)                    (IRS Employer Identification No.)


                              6290 Sequence Drive
                          San Diego, California 92121
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code:  (858) 450-9333
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Item 5.   Other Events.

     On October 11, 2000, the Board of Directors of Applied Micro Circuits Corporation ("AMCC") approved a two-for-one stock split to be implemented as a 100% stock dividend (the "Stock Split"). Each AMCC holder of record as of October 16, 2000 will receive one additional share of Common Stock for each share of Common Stock held. In addition, the number of shares of Common Stock reserved for issuance or subject to outstanding options granted under AMCC's employee stock plans will increase by 100%. The following Registration Statements will cover the increase in the number of shares as a result of the Stock Split: 333-35404; 333-35408; 333-40905; 333-41572; 333-45660; 333-46584;
333-46586; 333-47185; 333-74787; 333-76185; 333-76767 and 333-92507. AMCC hereby incorporates by reference the contents of the news release announcing the Stock Split filed as Exhibit 99.1 to this report.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 News Release dated October 11, 2000. (Incorporated by reference to the Company's filing on October 11, 2000, under Rule 425 promulgated under the Securities Act of 1933, as amended.)

                                       2.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Applied Micro Circuits Corporation



Dated:  October 12, 2000           By: /s/ William E. Bendush
                                      -------------------------
                                      William E. Bendush
                                      Vice President, Finance and Administration
                                      and Chief Financial Officer

                                       3.
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                               INDEX TO EXHIBITS

     99.1 News Release dated October 11, 2000. (Incorporated by reference to the Company's filing on October 11, 2000, under Rule 425 promulgated under the Securities Act of 1933, as amended.)